Exhibit 10.1

PSBC (2018) Zl-108001

Small Business Credit Line Contract

Contract No.: 44008995100118101007

POSTAL SAVINGS BANK OF CHINA

Dear Customer: In order to safeguard your rights and interests before signing the contract, please read every paragraph of the contract carefully (especially with bold headline or boldface text terms), pay attention to this contract that involves quantity and quality, price or cost, term and method of performance, safety precautions and risk warnings, after-sales service, civil liability and other provisions. If you have any questions or uncertainties, please consult the lending bank, or consult your lawyer and other professional. If you have any business consultation or complaints, please call Postal Savings Bank of China’s customer service hotline at 95580.

According to relevant national laws and regulations, the parties listed in the special terms of this contract have reached an agreement through negotiation. This contract is entered by the parties (the information of the contracting party is in Part II Article 1 of this contract) in accordance with the law on an equal and voluntary basis. All contract terms are the true expression of the intention of the parties.

Part I General Terms and Conditions

Article 1 Credit line

The credit line mentioned in this contract refers to the maximum credit line that the borrower can apply for under certain conditions based on the credit evaluation, financial status, security status and other factors. The credit line shall not be regarded as loan commitment of the lender to the borrower. The credit line can be used for working capital loan, fixed asset loan, trade finance and other credit extension businesses, or for external guarantee, provided that it is in line with the provisions of this contract and the relevant business contract.

Article 2 The amount of the credit line is shown in Part II Article 2 of this contract.

Article 3 The term of credit line is set forth in Part II Article 3 of this contract.

Article 4 Use of credit line

4.1 If the borrower uses the credit line hereunder, it shall submit a separate business application according to the business categories provided by the lender, and the use of the credit line shall be stipulated in each business contract. The lender shall review the application in accordance with the relevant specific business provisions. If the application is approved by the lender, the two parties shall sign a separate business contract. The lender provides loans and other credit extension services to the borrower under a separate business contract.

4.2 The term, amount, interest rate, price and other provisions of separate credit extension under this contract shall be subject to the corresponding separate business contract, certificate and other relevant documents. Each business contract signed pursuant to this contract shall form an effective part of this contract and have the same legal effect as this contract.

4.3 Before this contract enters into effect, the balance of credit line that approved by lender based on the previously valid “Credit line Contract For Small Enterprises” or “Comprehensive Credit Extension Contract For Small Enterprises With Maximum Amount” or similar contracts and separate contracts shall be regarded as the credit extension under this contract and also shall be deemed to be the credit line under this contract.

4.4 The low-risk business agreement signed by the lender and the borrower under this contract does not take up the credit line of this contract, but the business agreement is still a separate agreement under this agreement and constitutes an integral part of this contract, and shall be bound by this contract, unless otherwise agreed in this business agreement. The definition of low-risk business shall be determined in accordance with the relevant system of the lender.

Article 5 Adjustment of credit line

In the performance of this contract, if the following circumstances that could affect the lender, lender shall have the right to adjust the credit and/or stop the borrower from using of credit, cancel the borrower’s unused credit line, accelerate the repayment of some or all of the used credit lines in advance without the permission of the borrower:

5.1 There are material adverse changes in the market related to the operation of the borrower or major adjustments in the national monetary policy;

5.2 The borrower has significant business difficulties or material adverse changes in financial situation;

5.3 The borrower is voluntarily or compelled to cease business, wind up, reorganize, dissolve or go bankrupt;

5.4 The borrower is involved in a major lawsuit, arbitration or administrative or criminal punishment, or has a major breach of contract with other creditors, including but not limited to default on other bank loans and payment to suppliers.

5.5 The borrower expressly states or indicates, by its conduct, that it will not fulfil its obligations under this contract or any other contract entered into with the borrower;

5.6 The borrower provides false materials or conceals important business financial facts;

5.7 The borrower fails to fulfill the obligation stipulated in this contract or separate credit extension contract;

5.8 Breach of contract occurs under other contracts signed by and between the borrower and the lender;

5.9 The borrower transfers assets, withdraws funds, avoids debts and conducts other activities that damage or may damage the interests of the lender;

5.10 The lender or its senior executives are involved in or suspected of illegal business practices;

5.11 There are cases of separation, consolidation, major merger, acquisition, reorganization and reorganization of the lender;

5.12 The lender’s business reputation has seriously deteriorated;

5.13 Changes in controlling shareholders, actual controllers of the borrower or major events occurred to controlling shareholders, actual controllers, legal representative and senior management of borrower, including but not limited to potential or actual illegal behavior, litigation or arbitration cases, finances deterioration or bankruptcy, dissolution, and so on and so forth;

5.14 The collateral under this contract has been damaged or impaired, lost its value or been subject to dispute of ownership or other circumstances, which may have adverse effect to the creditor’s rights and interests;

5.15 The default of guarantor under this contract includes, but is not limited to, false information and procedures provided by the guarantor, breach of other contracts signed by the guarantor and the borrower or any third party, litigation or arbitration arising from disputes arising from such contracts, forced or voluntary suspension of business, major operational errors, occurrence or potential violation of laws and regulations, evasion or cancellation of bank debts, merger, acquisition and reorganization, and other events that may reduce the capability of guarantor.

5.16 There are other circumstances that endanger or may endanger the interests of the borrower.

Article 6 Security method. See Part II Article 4 of this contract. The borrower and the lender may alter the form of security in this contract by way of supplementary contract.

Article 7 Commitment by the borrower

7.1 Submit financial statements (including but not limited to annual reports, quarterly reports and monthly reports) and other relevant information to the lender on a regular or timely basis as required by the borrower;

7.2 Accept and cooperate with the lender to inspect and supervise the use of the credit line and related production, operation and financial activities;

7.3 If the borrower enters into a counter-guarantee contract or similar contract with the guarantor of this contract, the contract will not impair any of the rights of the lender under this contract;

7.4 In the even of any circumstance where the ability of the borrower or the guarantor’s financial position and performance will be affected, including but not limited to any form of division, merger, joint, and foreign joint venture, cooperation, subcontracting, restructuring, transformation, proposed to be listed, changes in the mode of operation, reduction of registered capital, a major asset or equity transfer, undertaking of major liabilities, or making of a security interest on the collateral, seizure, dissolution, cancellation of collateral, filing for bankruptcy, or involvement in significant litigation or arbitration cases, the borrower shall timely notify the lender;

7.5 For matters not stipulated in this contract or separate contracts, the borrower agrees to follow the relevant provisions and business practices of the lender.

Article 8 Any breach by the borrower of any provision or commitment in this contract or specific business contract shall constitute a breach of this contract. The lender shall have the right to recover any funds under the credit line in advance and shall have the right to terminate the contract and the specific business contract.

Article 9 Modification, termination and exercise of rights

9.1 Modification or termination of this contract shall be made by both parties through negotiation and in written form.

9.2 During the effective period of this contract, any condoning, moratorium or postponement in exercising the rights of the lender shall not damage, affect or restrict all the rights of the lender as a creditor under this contract and relevant laws, administrative regulations and normative documents, nor shall the lender be deemed to have approved or accepted any breach of this contract, nor shall the lender be deemed to have waived the right of the lender to take action against any existing or future breach.

9.3 If any provision of this contract becomes legally invalid or partially invalid for whatever reason, the borrower shall still be liable. In this event, the lender shall have the right to terminate the contract and have immediate recourse against the borrower. The invalidity of some provisions of the contract shall not affect the validity of other provisions of the contract.

9.4 The execution of this contract does not present credit commitment. Borrower shall apply for the use of credit line under this contract separately, and lender has the rights to approve such application based on the lender’s determination of its own financial position, the borrower’s operating performance, the use of proceeds and other conditions.

Article 10 Notice

10.1 Unless otherwise provided in this contract, all notices, requests, requirements under this contract and other information shall be in written form, and sent to the address, fax, or e-mail provided in Part II Article 1 of this contract. Both parties are responsible for the authenticity of the address, fax number, E-mail written in this contract.

10.2 The parties hereto agree that any written materials delivered by hand shall be deemed to have been delivered upon signature of the recipient (if the recipient refuses to accept the materials, it shall be deemed to have been delivered on the date of refusal). If it is sent by postal or express mail, it shall be deemed to have been delivered within 7 days from the date of record in the original postmark, no matter if the recipient actually signs for it. If it is sent by fax or E-mail, the date on which the sender successfully sends it shall be deemed to have been delivered, no matter if the recipient has actually received it. Where a public announcement is made in the media, the date of the announcement shall be deemed as the date of service. However, all documents sent by the borrower to the lender shall be signed (including received by hand) by the lender before being deemed to have been delivered.

10.3 Either party hereto shall promptly notify the other party if it intends to change its mailing address, fax number or E-mail address. The original contact information of the other party shall be deemed to be the effective contact information of the other party until the other party receives the change of contact information via agreed means under this contract.

10.4 The mailing address, fax number or E-mail number provided herein and the alteration procedure thereof shall apply to all the procedures under this contract, including the judicial procedure for arbitration or litigation in case of any dispute arising out of this contract. The parties to this contract (including the people’s court accepting the dispute and the arbitration institution) shall have the right to deliver and serve legal documents according to the mailing address, fax number or E-mail number provided herein.

Article 11 Special provisions are set forth in Part II Article 5 of this contract.

Article 12 This contract shall be governed by the laws of the People’s Republic of China (except Hong Kong, Macao and Taiwan). For dispute resolution, see Part II Article 6 of this contract.

Article 13 Effectiveness of contract

This contract shall come into force after it is signed by the legal representative of the borrower (principal) or the authorized agent and the principal or authorized agent of the lender with the official seal (or special seal for contract).

Article 14 Copies of the contract are presented in Part II Article 7 of this contract.

Part II Special Terms

Article 1 Parties to the contract

Lender Postal Savings Bank of China Co., Ltd. Shenzhen Luohu District Branch

Address: Floor 2, Postal Building, No.3040, Shennan East Road, Luohu District, Shenzhen

Telephone: **********                     Fax: **********

Responsible person: Hong Chen

Borrower: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Address: Floor 6, Building 1, No.1111 Shayan Road, Yantian District, Shenzhen

Telephone: **********                   Fax: __________

Legal representative/responsible person: Jinlong Yang

Article 2 Amount of credit line

The amount of credit line extended hereunder shall be: Renminbi in currency, amount of (in words) Nine Million Yuan Only, (in figures) ¥9000000.00 (in case of inconsistency of words and digits, words should prevail).

Article 3 Term of credit line

The credit line of this contract shall be extended for 60 months from October 29, 2018 to October 28, 2023. The first 36 months shall be the granting period of separate credit lines, starting from October 29, 2018 and ending on October 28, 2021. Within the term of the credit line, the borrower may apply for a loan, but the maturity date of the loan under the separate credit line may not exceed the maturity date of the credit line.

Article 4 Security method

The parties agree to secure the debts of the lender against the borrower under this contract and separate contracts in the following manner:

■ The mortgagors, Jinlong Yang and Jinhua Yang, to provide the maximum amount of mortgage.

☐ The pledge of maximum amount shall be provided by the pledger, .

■ The guarantors, Jinlong Yang and Jinhua Yang, to provide maximum guarantee.

☐ The security method determined in each business contract under this contract.

Article 5 Special provisions. Both parties agree to make the following agreement:

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Article 6 Dispute resolution

Any dispute arising from the performance of this contract shall be settled by the parties through negotiation or mediation. If no agreement can be reached through consultation or mediation, it shall be settled in accordance with Section 6.2 as shown below:

6.1 Bring an action in a people’s court which has jurisdiction at the place of domicile of the lender.

6.2 Apply to Shenzhen Arbitration Commission for arbitration in accordance with its arbitration rules in effect. The arbitration award shall be final and binding upon both parties.

During the period of litigation or arbitration, provisions of this contract that do not involve disputed parts shall still be performed.

Article 7 Copies of the contract

This contract is made in quadruplicate, with one copy for the borrower, two copies for the lender, and one copy for the real estate registration center, each of which has the same legal effect.

(This page is for signature and seal and has no text)

Borrower’s declaration: Lender has noted to us of certain terms of this contract (especially the terms in bold), and has explained the concept, content and legal effect of the relevant terms at our request. We have known and understood the above terms.

Lender (Signature)

Postal Savings Bank of China Co., Ltd. Shenzhen Luohu District Branch [Corporate Seal Affixed Here]

Responsible person or authorized agent

/s/ Yudong Jie

October 27, 2018

Borrower (signature)

Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [Corporate Seal Affixed Here]

Legal representative/person in charge or authorized agent

/s/ Jinlong Yang

October 24, 2018